CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS TRUST II – MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, MANAGERS HIGH YIELD FUND, MANAGERS FIXED INCOME FUND, MANAGERS SHORT DURATION GOVERNMENT FUND & MANAGERS INTERMEDIATE DURATION GOVERNMENT FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: August 29, 2008	/s/ John H. Streur
John H. Streur President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS TRUST II – MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, MANAGERS HIGH YIELD FUND, MANAGERS FIXED INCOME FUND, MANAGERS SHORT DURATION GOVERNMENT FUND & MANAGERS INTERMEDIATE DURATION GOVERNMENT FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: August 29, 2008	/s/ Donald S. Rumery
Donald S. Rumery Chief Financial Officer